Know all by these presents that the undersigned hereby constitutes and appoints each of Amy M. Sanders, Kristen A. Gajewski, Robert K. James, Ari M. Friedman,
Samuel V. Huryn, and Anne M. Stetz, signing singly, the undersigned's true and
lawful attorney-in-fact to: 1.	Prepare, execute in the undersigned's name and
on the undersigned's behalf, and submit to the U.S. Securities and Exchange
Commission (the "SEC") all forms and schedules, including Form ID, necessary to complete the timely enrollment of the undersigned in the SEC's Electronic Data
Gathering, Analysis, and Retrieval ("EDGAR Next") system, and any and all
amendments thereto; and 2.	Do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete the execution of any such form or schedule and the timely filing of such form or schedule
with the SEC; and 3.	Do and perform any and all acts required as an account
administrator of the undersigned's EDGAR Next account including, but not limited to, managing the undersigned's EDGAR Next account, as well as
performing yearly acknowledgements and token management; and 4.	Execute for and
on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Avient Corporation (the "Corporation"), Forms 3, 4, and 5 in
accordance with Section 16(a) of the Securities Exchange Act of 1934 and the
rules thereunder; and 5.	Do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the SEC and any stock
exchange or similar authority; and 6.	Take any other action of any type
whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibility to comply with Section 16 of the Securities Exchange Act of 1934. This Power of
Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of April, 2026. /s/
Giuseppe Di Salvo